UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 15, 2014

CHINANET ONLINE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

+86-10-51600828
(Registrant’s telephone number, including area code)
N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 31, 2014, ChinaNet Online Holdings, Inc. (the “Company”) filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the “SEC”) with regard to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”), indicating that the Company would not be able to file the 2013 Form 10-K within the prescribed time period, and that the 2013 Form 10-K would be filed on or before the fifteenth calendar day following the prescribed due date.

On April 15, 2014, the Company determined that it would not be able to file the 2013 Form 10-K by April 15, 2014 due to the fact that management of the Company was unable to timely finalize the Company's financial statements, footnotes and related disclosures without assistance and supervision of Mr. George Chu, the Company’s Chief Operating Officer who has been hospitalized. The Company is working diligently to complete the 2013 Form 10-K and will file it as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2014		CHINANET ONLINE HOLDINGS, INC.

	By:	/s/Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer